Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-274149 and 333-268534) and Form S‑8 (Nos. 333-273807 and 333-257780) of Ascend Wellness Holdings, Inc. of our report dated March 13, 2025, relating to the consolidated financial statements of Ascend Wellness Holdings, Inc., appearing in this Annual Report on Form 10-K of Ascend Wellness Holdings, Inc. for the year ended December 31, 2024.
/s/ Macias Gini & O'Connell LLP
Walnut Creek, California
March 13, 2025